As filed with the Securities and Exchange Commission on September 27, 2016

Registration 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TANZANIAN ROYALTY EXPLORATION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

44th Floor, Scotia Plaza
40 King Street West
Toronto, Ontario
M5H 3Y4
Telephone:  1.844.364.1830
(Address and telephone number of Registrant’s principal executive offices)

James Sinclair
Chief Executive Officer
Tanzanian Royalty Exploration Corporation
44th Floor, Scotia Plaza
40 King Street West
Toronto, Ontario
M5H 3Y4
Telephone:  1.844.364.1830
Fax:  860.799.0350
(Name, address and telephone number of agent for service)

Copy to:

Steven J. Gray Jonathan S. Cohen Duane Morris LLP 190 South LaSalle Street, Suite 3700 Chicago, IL 60603-3433	Rosalind Morrow Borden Ladner Gervais LLP Scotia Plaza, 40 King St W, Toronto, ON, Canada M5H 3Y4 Telephone: 416.367.6019 Facsimile: 416.361.7323

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ❑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒   Registration No. 333-213604

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❑

If this Form is registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ❑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ❑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate price per common share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, without par value, underlying Series B Warrants	407,923	$0.88	$358,972.24	$36.15
Common shares, without par value, underlying Convertible Notes	815,845	$0.88	$717,943.60	$72.30
Total:	1,223,768		$1,076,915.84	$108.45

(1)

Under the terms of the registration rights agreement with the Company, the Company is contractually required to register 150% of the number of common shares issuable under the 2% Convertible Notes (“Notes”) as of the filing of this Registration Statement and the number of common shares issuable upon the exercise of Series B Warrants to Purchase Common Stock.

(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issued with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.  The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common shares on September 26, 2016, as reported on the NYSE MKT.

_________________________

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction IV of Form F-3.  The contents of the Registration Statement on Form F-3, as amended (File No. 333-213604), including the exhibits thereto, filed by Tanzanian Royalty Exploration Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 23, 2016, are incorporated by reference into this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, province of Ontario, Canada, on the 27th day of September, 2016.

TANZANIAN ROYALTY EXPLORATION CORPORATION
By:	/s/ James E. Sinclair
James E. Sinclair Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

(Signature) /s/ James E. Sinclair
James E. Sinclair, President, Director and Chief Executive Officer (Principal Executive Officer)
(Signature) /s/ Dr. Norman Betts
Dr. Norman Betts, Director
(Signature) /s/ Dr. William Harvey
Dr. William Harvey, Director
(Signature) /s/ Rosalind Morrow
Rosalind Morrow, Director
(Signature) /s/ Ulrich E. Rath
Ulrich E. Rath, Director
(Signature) /s/ Marco Guidi
Marco Guidi, Chief Financial Officer (Principal Financial and Accounting Officer)

Index of Exhibits

Exhibit Number	Description
5.1	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Borden Ladner Gervais LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Venmyn Deloitte (Pty) Ltd
24.1

Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-3 (File No. 333-213604), initially filed by the Registrant on September 13, 2016 and declared effective by the Securities and Exchange Commission on September 23, 2016.